UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2021

BOINGO WIRELESS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-35155	95-4856877
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., 23rd Floor Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 586-5180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	WIFI	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 27, 2021, Boingo Wireless, Inc., a Delaware corporation (the “Company”), and its wholly owned subsidiary Boingo MDU, LLC, a Delaware limited liability company (“Seller”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with RealPage, Inc., a Delaware corporation (“Parent”) and Whitesky Communications, LLC, a Delaware limited liability company (“Buyer”), and a wholly owned subsidiary of Parent to acquire Seller’s right, title, and interest in, to, and under the assets, properties and rights (other than the certain excluded assets as set forth in the Asset Purchase Agreement), that are used in, held for use in, developed for use in, intended for use in, or necessary for the operation of, Seller’s multifamily business, whether tangible or intangible, real, personal or mixed (the “Transaction”). The Transaction simultaneously closed upon signing of the Asset Purchase Agreement.

Pursuant to the terms of the Asset Purchase Agreement, Buyer paid to Seller cash consideration of $23,750,000 at the closing which took place on May 27, 2021, and agreed to pay (i) up to $2,500,000 on or before June 26, 2022 subject to offset pursuant to Buyer and Parent’s indemnification and other rights under the terms Asset Purchase Agreement pursuant, and (ii) up to $750,000 on or before June 26, 2021 subject to certain repayment provisions to take place on or before June 26, 2022 in accordance with the terms of the Asset Purchase Agreement.

Additionally, the Company, Buyer, and Parent on May 27, 2021 executed a Transition Services Agreement whereby the Company agreed to provide certain transitional services to Buyer and Parent for a limited period following the closing of the disposition in order to assist with the transfer and continuity of the multifamily business.

The foregoing description of the terms of the Asset Purchase Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to the agreement which is filed as Exhibit 2.1 to this report.

The Asset Purchase Agreement has been filed as Exhibit 2.1 to this report to provide investors and securities holders with information regarding its terms. It is not intended to provide any other factual information about the parties to the Asset Purchase Agreement or the business acquired. The Asset Purchase Agreement contains representations and warranties that the parties to the Asset Purchase Agreement made solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Asset Purchase Agreement. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and securities holders, and (iii) were made only as of the date of the Asset Purchase Agreement or as of such other date or dates as may be specified in the Asset Purchase Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Investors and securities holders are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of May 27, 2021 by and among RealPage, Inc., Whitesky Communications, LLC, Boingo MDU, LLC and Boingo Wireless, Inc. In accordance with the instructions to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Asset Purchase Agreement are not filed herewith. The Asset Purchase Agreement identifies such schedules and exhibits, including the general nature of their content. The Company undertakes to provide such schedules and exhibits to the SEC upon request.
10.4	Cover Page Interactive Data File (embedded within XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOINGO WIRELESS, INC.

DATE: May 27, 2021	By:	/s/ Peter Hovenier
	Name:	Peter Hovenier
	Title:	Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of May 27, 2021 by and among RealPage, Inc., Whitesky Communications, LLC, Boingo MDU, LLC and Boingo Wireless, Inc. In accordance with the instructions to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Asset Purchase Agreement are not filed herewith. The Asset Purchase Agreement identifies such schedules and exhibits, including the general nature of their content. The Company undertakes to provide such schedules and exhibits to the SEC upon request.

10.4	Cover Page Interactive Data File (embedded within XBRL document).